            GUIDELINES FOR CERTIFICATION OF TAXPAYER IDENTIFICATION
                         NUMBER ON SUBSTITUTE FORM W-9

GUIDELINES FOR DETERMINING THE PROPER IDENTIFICATION NUMBER TO GIVE THE
PAYER. -- Social Security number have nine digits separated by two hyphens; i.e., 000-00-0000. Employer identification numbers have nine digits separated by only one hyphen; i.e., 00-0000000. The table below will help determine the number to give the payer.

--------------------------------------------------
FOR THIS TYPE OF          GIVE THE TAXPAYER
ACCOUNT:                  IDENTIFICATION
                          NUMBER OF--
--------------------------------------------------
 1. An individual's          The individual
    account

 2. Two or more              The actual owner of the
    individuals (joint       account or, if combined
    account)                 funds, any one of the
                             individuals(1)

 3. Husband and wife         The actual owner of the
    (joint account)          account or, if joint funds,
                             either person(1)

 4. Custodian account of a   The minor(2)
    minor (Uniform Gift to
    Minors Act)

 5. Adult and minor (joint   The adult or, if the minor
    account)                 is the only contributor,
                             the minor(1)

 6. Account in the name of   The ward, minor, or
    guardian or committee    incompetent person(3)
    for a designated ward,
    minor or incompetent
    person

 7. a. The usual revocable   The grantor-trustee(1)
       savings trust
       account (grantor is
       also trustee)

    b. So-called trust        The actual owner(1)
       account that is not
       a legal or valid
       trust under State
       law

 8. Sole proprietorship      The owner(4)
    account

 9. A valid trust, estate,   The legal entity (Do not
    or pension trust         furnish the identifying
                             number of the personal
                             representative or trustee
                             unless the legal entity
                             itself is not designated in
                             the account title.)(5)

10. Corporate account        The corporation

11. Religious, charitable,   The organization
    or educational
    organization account

12. Partnership account      The partnership
    held in the name of
    the business

13. Association, club, or    The organization
    other tax-exempt
    organization

14. A broker or registered   The broker or nominee
    nominee

15. Account with the         The public entity
    Department of
    Agriculture in the
    name of a public
    entity (such as a
    State or local
    government, school
    district, or prison)
    that receives
    agricultural program
    payments

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(1) List first and circle the name of the person whose number you furnish.
(2) Circle the minor's name and furnish the minor's social security number.
(3) Circle the ward's, minor's or incompetent person's name and furnish such person's social security number.
(4) Show the name of the owner.
(5) List first and circle the name of the legal trust, estate, or pension trust.

NOTE: If no name is circled when there is more than one name, the number will be considered to be that of the first name listed.

            GUIDELINES FOR CERTIFICATION OF TAXPAYER IDENTIFICATION
                         NUMBER ON SUBSTITUTE FORM W-9

                                     PAGE 2

OBTAINING A NUMBER

If you don't have a taxpayer identification number or you don't know your number, obtain Form SS-5, Application for a Social Security Number Card, or Form
SS-4, Application for Employer Identification Number, at the local office of the Social Security
Administration or the Internal Revenue Service and apply for a number.

PAYEE EXEMPT FROM BACKUP WITHHOLDING

Payees specifically exempted from backup withholding on ALL payments include the following:

- A corporation.
- A financial institution.
- An organization exempt from tax under section 501(a), or an individual retirement plan.
- The United States or any agency or instrumentality thereof.
- A State, the District of Columbia, a possession of the United States, or any subdivision or instrumentality thereof.
- A foreign government, a political subdivision of a foreign government, or any agency or instrumentality thereof.
- An international organization or any agency, or instrumentality thereof.
- A registered dealer in securities or commodities registered in the U.S. or a possession of the U.S.
- A real estate investment trust.
- A common trust fund operated by a bank under section
  584(a).
- An exempt charitable remainder trust, or a nonexempt trust described in section 4947(a)(1).
- An entity registered at all times under the Investment Company Act of 1940.
- A foreign central bank of issue.

    Payments of dividends and patronage dividends not generally subject to backup withholding include the following:

- Payments to nonresident aliens subject to withholding under section 1441.
- Payments to partnerships not engaged in a trade or business in the U.S. and which have at least one nonresident partner.
- Payments of patronage dividends where the amount received is not paid in money.
- Payments made by certain foreign organizations.
- Payments made to a nominee.

    Payments of interest generally subject to backup withholding include the following:

- Payments of interest on obligations issued by individuals. Note: You may be subject to backup withholding if this interest is $600 or more and is paid in the course of the payer's trade or business and you have not provided your correct taxpayer identification number to the payer.
- Payments of tax-exempt interest (including exempt-interest dividends under section 852).
- Payments described in section 6049(b)(5) to nonresident aliens.
- Payments on tax-free covenant bonds under section
  1451.
- Payments made by certain foreign organizations.
- Payments made to a nominee.

EXEMPT PAYEES DESCRIBED ABOVE SHOULD FILE FORM W-9 TO
AVOID POSSIBLE ERRONEOUS BACKUP WITHHOLDING. FILE
THIS FORM WITH THE PAYER, FURNISH YOUR TAXPAYER
IDENTIFICATION NUMBER, WRITE "EXEMPT" ON THE FACE OF
THE FORM, AND RETURN IT TO THE PAYER; IF THE PAYMENTS
ARE INTEREST, DIVIDENDS, OR PATRONAGE DIVIDENDS, ALSO
SIGN AND DATE THE FORM.

    Certain payments other than interest, dividends, and patronage dividends, that are not subject to information reporting are also not subject to backup withholding. For details, see the regulations under sections 6041, 6041(a), 6045, and 6050A.

PRIVACY ACT NOTICE. -- Section 6109 requires most recipients of dividend, interest, or other payments to give taxpayer identification numbers to payers who must report the payments to the IRS. The IRS uses the numbers for identification purposes. Payers must be given the numbers whether or not recipients are required to file a tax return. Beginning January 1, 1984, payers must generally withhold 20% of taxable interest, dividend, and certain other payments to a payee who does not furnish a taxpayer identification number to a payer. Certain penalties may also apply.

PENALTIES

(1) PENALTY FOR FAILURE TO FURNISH TAXPAYER
IDENTIFICATION NUMBER. -- If you fail to furnish your taxpayer identification number to a payer, you are subject to a penalty of $50 for each such failure unless your failure is due to reasonable cause and not to willful neglect.

(2) FAILURE TO REPORT CERTAIN DIVIDEND AND INTEREST
PAYMENTS. -- If you fail to include any portion of an includible payment for interest, dividends, or patronage dividends in gross income, such failure will be treated as being due to negligence and will be subject to a penalty of 5% on any portion of an underpayment attributable to that failure unless there is clear and convincing evidence to the contrary.

(3) CIVIL PENALTY FOR FALSE INFORMATION WITH RESPECT TO
WITHHOLDING. -- If you make a false statement with no reasonable basis which results in no imposition of backup withholding, you are subject to a penalty of $500.

(4) CRIMINAL PENALTY FOR FALSIFYING
INFORMATION. -- Falsifying certifications or affirmations may subject you to criminal penalties including fines and/or imprisonment.

  FOR ADDITIONAL INFORMATION CONTACT YOUR TAX
  CONSULTANT OR THE INTERNAL REVENUE SERVICE.